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                                                                   EXHIBIT 10.39
                                 LEASE AGREEMENT
                             (MULTI-TENANT FACILITY)

ARTICLE ONE:  BASIC TERMS.

         This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         Section 1.01.  DATE OF LEASE:      April ____, 2000

         Section 1.02. LANDLORD (INCLUDE LEGAL ENTITY): Corporate Estates, Inc., a California corporation, and Mitchell Investments, LLC, a Tennessee limited liability company.

                  Address of Landlord:      8413 Jackson Road, Suite B
                                            Sacramento CA 95826

         Section 1.03. TENANT (INCLUDE LEGAL ENTITY): United Stationers Supply Co., an Illinois corporation.

                  Address of Tenant:         2200 East Golf Road
                                             Des Plaines, IL  60016
                                             Attention: Law Department

         Section 1.04. PROPERTY: The Property is part of Landlord's multi-tenant real property development known as Eastpark Distribution Park and is part of a 888,262 square foot building (the "Building") presently under construction known as Eastpark I, and described or depicted in EXHIBIT "A" (the "Project"). The Project includes the land, the Building and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is approximately 654,080 square feet of gross area situated as shown on Exhibit "A" attached hereto and known as 5300 Hickory Hill Road, Suite 105, Memphis, Tennessee.

         Section 1.05. LEASE TERM: 10 years 2 months BEGINNING ON May 1, 2000 (the "Commencement Date"), and ENDING ON June 30, 2010.

         Section 1.06. PERMITTED USES (See Article Five): Office and distribution warehouse use (which shall include assembly and processing incidental to distribution).

         Section 1.07. TENANT'S GUARANTOR (if none, so state): None

         Section 1.08. BROKERS (See Article fourteen) (if none, so state):

                   Landlord's Broker: None

                   Tenant's Broker: Commercial Tennessee, Inc. and Grubb & Ellis

         Section 1.09. COMMISSION PAYABLE TO TENANT'S BROKER

                   Per separate written agreement between Landlord and Brokers.

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         Section 1.10. INITIAL SECURITY DEPOSIT (See Section 3.03): None

         Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (See Section 4.05) 350 automobile parking spaces and 50 trailer parking spaces

         Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:

         (a) BASE RENT: Sixty (60) monthly installments of $150,983.47 each beginning on July 1, 2000 (the "Rental Commencement Date") and continuing through and including June 1, 2005; then sixty (60) monthly installments of $170,605.87 each beginning on THE FIFTH (5TH) ANNIVERSARY OF THE RENTAL COMMENCEMENT DATE and continuing through and including June 1, 2010, PROVIDED, HOWEVER, THAT IF TENANT SHALL COMPLY WITH THE TIME REQUIREMENTS FOR DELIVERY APPROVALS TO LANDLORD IN ACCORDANCE WITH SUBPARAGRAPHS (i), (ii), (iii) AND (v) OF SECTION 2(a) OF THE RIDER TO THIS LEASE AND IF LANDLORD SHALL FAIL TO COMPLETE CONSTRUCTION ON OR BEFORE JULY 1, 2000, OF THE BUILDING, THE IMPROVEMENTS TO THE PROPERTY SET OUT IN THE IMPROVEMENT SCHEDULE ATTACHED AS EXHIBIT "B", AND THE ADDITIONAL IMPROVEMENTS, ALL IN ACCORDANCE WITH PARAGRAPHS 1 AND 2 OF SAID RIDER, THEN THE RENTAL COMMENCEMENT DATE SHALL BE DELAYED ONE DAY FOR EACH DAY'S DELAY IN COMPLETION OF CONSTRUCTION.

         (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Tenant's Initial Pro-Rata Share of Common Area Expenses 73.6% (See
Section 4.05); (v) Maintenance, Repairs and Alterations (See Article Six).

         Section 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:
(See Section 9.05) N/A

         Section 1.14. RIDERS: The following Riders are attached to and made a part of this Lease: (If none, so state) Rider of even date herewith.


ARTICLE TWO. LEASE TERM.

         Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property from Landlord to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

         Section 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. In the event the Commencement Date is delayed, the Rental Commencement Date shall be delayed for a like number of days. If Landlord does not deliver possession of the Property

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to Tenant within ninety (90) days after May 1, 2000, subject to delays resulting from force majeure as provided in Section 13.12, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the ninety (90) day period ends. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

         Section 2.03 EARLY OCCUPANCY. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the Rental Commencement Date nor the expiration date of this Lease. See paragraph 1(b) of the attached Rider.

         Section 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month to month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%) for the second month of any month-to-month holdover tenancy and fifty percent (50%) for the third and any succeeding month of any month-to-month holdover tenancy. (The Base Rent for the first month of any month-to-month holdover tenancy shall be the same Base Rent as was due during the last month of this Lease or any extensions thereof.)

ARTICLE THREE:  BASE RENT.

         Section 3.01. TIME AND MANNER OF PAYMENT. On the Rental Commencement Date and on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. No rent shall be payable for the first two months of the Lease Term.

         Section 3.02.  COST OF LIVING INCREASES.  Intentionally Omitted.

         Section 3.03.  SECURITY DEPOSIT; INCREASES.  Intentionally Omitted.

         Section 3.04. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

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ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT.

         Section 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         Section 4.02.  PROPERTY TAXES.

         (a) REAL PROPERTY TAXES. Landlord shall pay all Real Property Taxes on the Property during the Lease Term. Such payment by Landlord shall be made prior to the delinquency date of the taxes. Tenant shall pay the amount of such tax payment to Landlord prior to the delinquency date of such taxes but in no event later than thirty (30) days after receipt of Landlord's written statement. If the Property is not separately assessed (i.e., is assessed as part of the Project), Landlord shall reasonably determine Tenant's share of the Real Property Tax from the assessor's worksheets or other reasonably available information. Tenant shall not be responsible for any Real Property Taxes paid by Landlord covering any period of time prior to or after the Lease Term.

         (b) DEFINITION OF "REAL PROPERTY TAX." "Real Property Tax" means:
(i) any fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment (such assessments shall only become Real Property Taxes as such installments become due and payable), penalty or tax imposed by any taxing authority against the Property and based upon the value of the Property or this Lease; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax. "Real Property Tax" does not, however, include Landlord's federal or state income, franchise, excise, inheritance or estate taxes.

         (c)  PERSONAL PROPERTY TAXES.

                  (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                  (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes.

         Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         Section 4.04.  INSURANCE POLICIES.

         (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form

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comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be ONE MILLION DOLLARS ($1,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligations under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

         (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed TWENTY THOUSAND DOLLARS ($20,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies. Tenant shall also maintain policies of insurance covering loss of or damage to Tenant's contents, including inventory, in the full amount of its value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, sprinkler leakage and special extended perils (all risk).

         (c) PAYMENT OF PREMIUMS. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and
(b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed

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by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires. Upon request, Landlord shall deliver to Tenant a copy of any insurance policy required to be maintained by Landlord hereunder, or at Landlord's option, a certificate of insurance showing that such insurance is in effect.

         (d)  GENERAL INSURANCE PROVISIONS.

                  (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

                  (ii) If Tenant fails to deliver a policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent or without Tenant's obtaining a replacement policy which complies with the requirements of this Section 4.04, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

                  (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-8 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                  (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

         Section 4.05.  COMMON AREAS: USE, MAINTENANCE AND COSTS.

         (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and

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increase or decrease Common Area land and/or facilities; provided, however, that any such alteration by Landlord of Common Areas shall not adversely affect the Tenant, with such adverse effects including, but not limited to
(1) a pro rata increase in Tenant's share and expenses of Common Areas and
(2) any material decrease in or detriment to the Tenant in the use of Common areas and related facilities provided Tenant under this Lease. Tenant acknowledges that such activities may result in and increase or decrease Common Area land or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities are permitted if they do not materially affect Tenant's use of the Property or materially interfere with the continuous operation of Tenant's business.

         (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project so long as no such event shall materially interfere with the continuous operation of Tenant's business and Tenant is given ten (10) days' prior notice as to the closure of any particular Common Area which affects Tenant's operations. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

         (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking within the striped parking areas shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project except within designated loading areas or temporary parking areas equipped with concrete support pads. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

         (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and all Common Area improvements; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal

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property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; and Management Fees provided that Tenant's pro rata share of Management Fees for the Project shall not exceed $.05 per square foot of the Property. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas, any capital expenses or replacements, or any expenses incurred for the benefit of any tenant or tenant space in the Project.

         (e) TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project. Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant Common Area costs payable by Tenant under this paragraph. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

         Tenant shall have the right to retain a firm of certified public accountants to audit Landlord's books and records regarding Common Area Costs no more frequently than annually, during normal business hours, on thirty
(30) days prior written notice from Tenant. Tenant shall give Landlord a copy of the report of such audit; if Landlord objects to such report, then the dispute shall be resolved by agreement of Landlord's firm of certified public accountants and Tenant's firm of certified public accountants. Landlord and Tenant shall adjust Tenant's obligation for Common Area Costs in accordance with the final conclusion of such audit and/or dispute resolution. If any such audit should result in a reduction in Tenant's liability for Common Area Costs by more than five percent (5%) of the total shown on the applicable annual operating cost statement, then Landlord shall reimburse Tenant for its reasonable costs for such audit.

         Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the

Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after Tenant's receipt of written notice of Tenant's failure to make such payment, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount, provided, however, Landlord hereby waives payment of such late charge for the first such delinquency by Tenant in any period of twelve (12) consecutive months. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid within thirty (30) days after such amount is due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. HOWEVER, INTEREST SHALL NOT BE PAYABLE ON LATE CHARGES TO BE PAID BY TENANT UNDER THIS LEASE. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         Section 4.08. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If Tenant is more than ten (10) days late in the payment of rent more than twice in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual Real Property Taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:  USE OF PROPERTY.

         Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

         Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, except the Certificate of Occupancy and any other construction-related permits, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. Landlord shall obtain and pay for all construction-related permits including a certificate of shell completion for the Building and assist Tenant in obtaining a Certificate of Occupancy for the Property subject to installation by Tenant of its fixtures and equipment.

         Section 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including, without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds

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and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees without the prior written consent of Landlord except for those substances used in the ordinary course of business of the Tenant so long as such substances are stored, transported, and disposed of in compliance with all applicable federal, state, and local environmental laws and regulations. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

         Landlord hereby warrants and represents that, as of the date of this Lease and the Commencement Date, to the best of Landlord's knowledge, (a) the Property does not violate any environmental or other laws, statutes, ordinances, or regulations, (b) the Property is free from Hazardous Materials, and (c) Landlord has not committed any act or omission which will result in any claim to be asserted against Tenant or the Demised Premises. Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all claims, expenses, losses and liabilities suffered by Tenant based on Landlord's breach of any of the foregoing warranties. The indemnity contained herein shall survive the termination or expiration of this Lease.

         Section 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. Landlord shall furnish a free-standing, monument style sign support for Tenant's identity sign, which sign shall comply with Landlord's sign criteria. Landlord shall also allow Tenant to place directional signs on the exterior of the Property subject to compliance with Landlord's sign criteria.

         Section 5.05.  INDEMNITY.

         (a) Except for insured losses and subject always to Section 4.04(d)(iv) herein, Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. In no event shall Tenant be liable hereunder for any consequential damages. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

         (b) Except for insured losses and subject always to Section 4.04(d)(iv) herein, Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims, or liability arising from: (a) Landlord's use of the Project;

(b) any breach or default in the performance of Landlord's obligations under this Lease; (c) any misrepresentation or breach of warranty by Landlord under this Lease; or (d) other acts or omissions of Landlord. Landlord shall defend Tenant against any such claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any legal fees or costs incurred by Tenant in connection with any such claim. In no event shall Landlord be liable hereunder for any consequential damages or for damages arising out of the acts or omissions of other tenants of the Project. As used in this Section, the term "Landlord" shall include Landlord's employees, agents, contractors and invitees, if applicable.

         Section 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 6.01. EXISTING CONDITIONS. Tenant accepts the Property, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, or in the attached Rider and Exhibit B, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Notwithstanding any provision in this Lease to the contrary, Landlord represents, warrants and covenants that upon the Rental Commencement Date, the Property will comply with (at Landlord's expense) all applicable laws, regulations and building codes, including, without limitation, the requirements of the Americans with Disabilities Act and all regulations thereunder.

         Section 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for any negligent or willful act or omission of Landlord or Landlord's failure to make repairs within a reasonable time after notice of the need for repairs, or to correct defects in the Property in accordance with Landlord's obligations set out in paragraph 6.03(b).

         Section 6.03.  LANDLORD'S OBLIGATIONS.

         (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more than once every five (5) years, if necessary to maintain the Property in the standard set out in the last sentence of this paragraph), and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. Landlord shall also be responsible for (a) maintaining the structural integrity of the demising wall separating the Property from other space in the Building and for repairing any damage to that wall caused by any act or omission of another Tenant, and
(b) repairing any part of the Property which is damaged as a result of any defect in the foundations, floor or structural frame of the Building. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. It is the intention of Landlord and Tenant that at all times Landlord shall maintain the portions of the Project which Landlord is obligated to maintain in an attractive, first-class and fully operational condition.

         (b) In addition to the repair obligations set forth in Paragraph 6.03(a), Landlord shall correct any defects in the construction of the Building or the Property which are brought to Landlord's attention within the first twelve months following delivery of the Property to Tenant.

         Section 6.04.  TENANT'S OBLIGATIONS.

         (a) Except as provided in Article Seven (Damage Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. Except as to insured losses and subject always to Section 4./04(d)(iv) herein, if any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

         (b) Tenant shall fulfill all of Tenant's obligations under this
Section 6.04, at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to

Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         Section 6.05.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Fifty Thousand Dollars ($50,000.00) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Notwithstanding the foregoing, Tenant shall have the right and privilege to install, at its sole cost and without Landlord's further consent, a "wire guidance system" within the warehouse floors of the Property with such wire guidance system requiring that the floor of the warehouse be saw cut in order to accept a low voltage wire down each of the pallet rack rows and extending approximately fifteen feet (15') beyond the end of each row. Tenant shall submit plans for installation of such "wire guidance system" for review and approval by Landlord's structural engineer which approval shall not be unreasonably withheld or delayed. Tenant shall follow the requirements of Landlord's structural engineer for maintaining the structural integrity of the warehouse floor. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord which approval shall not be unreasonably withheld or delayed. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

         Section 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under this Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements for which Tenant was required to obtain Landlord's consent as required by Paragraph 6.05(a) provided that such consent when given was conditioned (as stated in the writing evidencing such consent) upon Tenant's removal of such alterations, additions or improvements upon termination of this Lease; provided that Tenant shall not be required to remove the wire guidance system installed as specified in Section 6.05 herein. Tenant shall remove any such alterations, additions or improvements (other than said wire guidance system) prior to the expiration of the Lease and restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery, racking or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery, racking or equipment. Except for any materials or equipment provided or installed by Tenant (which shall not include the Additional Improvements as defined in the Rider), in no event shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; wall to wall carpeting and tile flooring; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and attached decorations.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

         Section 7.01.  PARTIAL DAMAGE TO PROPERTY.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property can be restored within ninety (90) days in the good faith estimation of Landlord's contractor, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

         (b) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If restoration of the Property will require more than ninety (90) days in the good faith estimation of Landlord's contractor, either Landlord or Tenant may terminate this Lease as of the date the destruction occurred. If neither party so elects, Landlord shall proceed diligently to repair the damage as soon as reasonably possible.

         Section 7.03. NO TEMPORARY REDUCTION OF RENT. Tenant shall not be entitled to any compensation, reduction in Base Rent, insurance premiums and real property taxes, provided that the Property is restored within the 90-day period set out in Section 7.02 above, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:  CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called

"Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, or for the interruption of Tenant's business or cost of moving Tenant's property; and
(c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

         Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent, except a sale, gift or other conveyance of stock or other interest in Tenant from any owner thereof to a member of that owner's family or a trust or other entity for the benefit of such family member.

         Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume writing all of Tenant's obligations under this Lease.

         Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.04. LANDLORD'S CONSENT. Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, and any other reasonable information Landlord deems relevant. Landlord shall have the right to withhold consent only under the following circumstances; (i) the proposed use of the Property is not a Permitted Use; (ii) the net worth and financial strength of the proposed assignee or subtenant is not equal to or greater than that of Tenant; or (iii) Tenant is not in compliance with all of its obligations under the Lease. If Landlord elects to withhold its consent, Landlord shall state in writing its reasons. If Landlord objects to a proposed assignment solely because of the net worth and/or financial strength of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer. Landlord shall not unreasonably delay Landlord's response to any request for consent.

         Section 9.05. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In the event of any such surrender or termination of the lease, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

         Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 10.02. DEFAULTS. Tenant shall be in material default under this Lease:

         (a) If Tenant's abandonment or vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b) If Tenant fails to pay rent or any other charge within ten (10) days after receipt of written notice of Tenant's failure to pay such rent or charge when due;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d)(i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

         (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

         Section 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided;(iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fee incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         Section 10.04. REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case, Abated Rent shall be calculated based on the full initial rent payable under this Lease.

         Section 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

         Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN. PROTECTION OF LENDERS.

         Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver, within ten (10) business days of any request to do so, any instrument or documents reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

         Section 11.04. ESTOPPEL CERTIFICATES. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. Landlord may give Tenant notice of Tenant's failure to allow Tenant an additional period of five (5) business days to respond. Failure of Tenant to deliver such statement to Landlord within such five (5) day period shall entitle Landlord, and any prospective purchaser or encumbrancer, to conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         Section 11.05. TENANT'S FINANCIAL CONDITION. Within fifteen (15) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant. Because Tenant is a reporting company, Landlord acknowledges that the Tenant's furnishing of its most recent 10K or 10Q report which has been filed with the appropriate governmental authority shall satisfy any request made by Landlord pursuant to this section for Tenant to verify its net worth. Tenant represents and warrants to Landlord that each such financial statement (or 10K or 10Q report) is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Tenant shall in no event be required to deliver more than one set of financial statements in any calendar year, notwithstanding the foregoing.

ARTICLE TWELVE: LEGAL COSTS

         Section 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action. Landlord shall also indemnify Tenant against and hold Tenant harmless from all costs, expenses, demands and liability Tenant may incur if Tenant becomes or is made a party to any claim or action (a) instituted by Landlord against any third party, or by any third party against Landlord, or by or against any person holding any interest under or using the Property by license of or agreement with Landlord; (b) for foreclosure of any lien for labor or material furnished to or for Landlord or such other person;
(c) otherwise arising out of or resulting from any act or transaction of Landlord or such other person; or (d) necessary to protect Tenant's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title II of the United States Code, as amended. Landlord shall defend Tenant against any such claim or action at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's option, Landlord shall reimburse Tenant for any legal fees or costs Tenant incurs in any such claim or action.

         Section 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, not to exceed $500 in any one instance.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

         Section 13.01. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

         Section 13.02.  LANDLORD'S LIABILITY; CERTAIN DUTIES.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty
(30) day period and thereafter diligently pursued to completion.

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

         Section 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by nationally recognized overnight courier service, shipping costs prepaid and marked for next day delivery. Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         Section 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 13.12. FORCE MAJEURE. If either Landlord or Tenant cannot perform any of its obligations due to events beyond such party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. Except as otherwise provided in Section 2.02, the foregoing provision shall not apply to extend the obligation of either party to this Lease to pay money required to be paid hereunder when due, specifically including without limitation, the obligation of Tenant to pay rent hereunder.

         Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to

Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

ARTICLE FOURTEEN: BROKERS

         Section 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Tenant's Broker named in Section 1.08 above, if any, as provided in Section 1.09 above.

         Section 14.02. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: Commercial Tennessee, Inc. and Grubb & Ellis who represent the Tenant.

ARTICLE FIFTEEN: COMPLIANCE

         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.



                 ADDITIONAL PROVISIONS ARE SET FORTH IN A RIDER.



         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed the Rider which is attached to or incorporated by reference in this Lease.


                                   "LANDLORD"

Signed on ___________________, 2000         CORPORATE ESTATES, INC.,
at _______________________________ a California corporation

                                            By:
                                               -----------------------
                                                    Linda M. Stanley
                                            Its:    President


Signed on ___________________, 2000       MITCHELL INVESTMENTS,
LLC at _______________________________  a Tennessee limited liability company

                                            By:
                                               -----------------------
                                                    Dudley Mitchell
                                            Its:    Chief Manager

                                    "TENANT"

Signed on __________________, 2000          UNITED STATIONERS
at ________________________________         SUPPLY CO., an Illinois corporation

                                            By:
                                               -----------------------
                                            Its:
                                                ----------------------